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                                                                      EXHIBIT 99


                       VALUATION AND QUALIFYING ACCOUNTS

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
                                                                    ADDITIONS       DEDUCTIONS
                                                    BALANCE AT      CHARGED TO      CREDITED TO
                                                    BEGINNING       COSTS AND        COST AND           BALANCE AT
DESCRIPTION                                          OF YEAR         EXPENSES         EXPENSES         END OF YEAR
-------------------------------------------------  -----------     -----------      -----------       --------------

JUNE 30, 2000 (UNAUDITED)
Allowances deducted from related balance sheet
accounts:
    Accounts receivable                             $ 29,849           $ -             $ -               $ 29,849
    Inventories                                        9,140             -               -                  9,140
    Equipment and leasehold improvements             424,270             -               -                424,270

DECEMBER 31, 1999
Allowances deducted from related balance sheet
accounts:
    Accounts receivable                             $      -           $ -             $ -               $      -
    Inventories                                            -             -               -                      -
    Equipment and leasehold improvements                   -             -               -                      -

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